Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2023, relating to the financial statements and financial highlights of Amplify High Income ETF, Amplify Online Retail ETF, Amplify CWP Enhanced Dividend Income ETF, Amplify Transformational Data Sharing ETF, Amplify Lithium & Battery Technology ETF, Amplify BlackSwan Growth & Treasury Core ETF, Amplify Emerging Markets FinTech ETF, Amplify Seymour Cannabis ETF, Amplify BlackSwan ISWN ETF, Amplify Thematic All-Stars ETF, Amplify BlackSwan Tech & Treasury ETF, Amplify Inflation Fighter ETF, Amplify Natural Resources Dividend Income ETF, Amplify International Enhanced Dividend Income ETF, Amplify Cash Flow Dividend Leaders ETF, and Amplify Cash Flow High Income ETF, each a series of Amplify ETF Trust, for the year ended October 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 28, 2024